Exhibit 10.57
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of September 28, 2007 (this “Amendment”) by and among NATIONAL CONSUMER COOPERATIVE BANK, a corporation chartered by Act of Congress of the United States which conducts business under the trade name NCB (the “Borrower”), the Lenders listed on the signature pages hereof (the “Lenders”) and SUNTRUST BANK, as Administrative Agent (the “Agent”).
     WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of May 1, 2006 (as amended from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement); and
     WHEREAS, the Borrower, the Lenders and the Agent desire to amend Section 6.9(g) of the Credit Agreement on the terms and conditions contained herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     Section 1. Amendments to Credit Agreement and Waiver.
     (a) Subject to the satisfaction of the conditions precedent set forth in Section 2(b) below, the Credit Agreement is hereby amended by deleting clause (b) contained in Section 6.9 thereof and substituting in lieu thereof the following:
     “FIXED CHARGE COVERAGE RATIO. With respect to the Borrower, maintain for any period of four (4) consecutive fiscal quarters of the Borrower, Consolidated Earnings Available for Fixed Charges not less than one hundred ten percent (110%) of Consolidated Fixed Charges for such period; provided, however, that, solely for the test period ending September 30, 2007, the Borrower shall not be required to maintain the foregoing ratio of Consolidated Earnings Available for Fixed Charges to Consolidated Fixed Charges.”
     (b) Subject to the satisfaction of the conditions precedent set forth in Section 2(a) below, the Credit Agreement is hereby amended by deleting clause (g) contained in Section 6.9 thereof and substituting in lieu thereof the following:
     “RETURN ON AVERAGE ASSETS. Cause the Thrift to have at each Quarterly Fiscal Date a Return on Average Assets for such Quarterly Fiscal Date of not less than 0.75%; provided, however, that, solely for the test period ending September 30, 2007, the Thrift shall not be required to maintain a minimum Return on Average Assets.”

     (c) Subject to the satisfaction of the conditions precedent set forth in Section 2(b) below, the Majority Banks hereby waive any Event of Default arising under Section 8.5 of the Credit Agreement solely by virtue of the Borrower’s failure to comply with its fixed charge coverage ratio for the fiscal quarter ending September 30, 2007 under the Senior Note Agreements. The Borrower acknowledges and agrees that the waiver contained in the foregoing sentence shall not waive (or be deemed to be or constitute a waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders and/or the Agent following the occurrence of any Default or Event of Default (whether or not related to the requirements of Section 8.5 of the Credit Agreement) under the Credit Agreement.
Section 2. Effectiveness of Amendments and Waiver.
     (a) The effectiveness of the amendment contained in Section 1(b) above is subject to the truth and accuracy of the representations set forth in Sections 3 and 4 below and receipt by the Agent of each of the following, each of which shall be in form and substance satisfactory to the Agent:
(i)	Counterparts of this Amendment duly executed by the Borrower, the Agent and the Majority Banks;

(ii)	Payment by the Borrower of all fees and expenses due and payable under those certain letter agreements, each dated September 21, 2007, between the Borrower and SunTrust Robinson Humphrey, Inc.; and

(iii)	Such other documents, agreements, instruments, certificates or other confirmations as the Agent may request.
     (b) The effectiveness of the amendment and the waiver contained in Section 1(a) and Section 1(c) above, respectively, is subject to the truth and accuracy of the representations set forth in Sections 3 and 4 below and receipt by the Agent of each of the following, each of which shall be in form and substance satisfactory to the Agent:
(i)	Counterparts of this Amendment duly executed by the Borrower, the Agent and the Majority Banks;

(ii)	Evidence of the effectiveness of an amendment or waiver duly executed by each of the parties to the Senior Note Agreements pursuant to which the parties thereto waive any default and/or event of default arising under the Senior Note Agreements as a result of the Borrower’s failure to comply with its fixed charge coverage ratio thereunder for the fiscal quarter ending September 30, 2007;

(iii)	Payment by the Borrower of all fees and expenses due and payable under those certain letter agreements, each dated September 21, 2007, between the Borrower and SunTrust Robinson Humphrey, Inc.; and

(iv)	Such other documents, agreements, instruments, certificates or other confirmations as the Agent may request.
     Section 3. Representations of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that:
     (a) Corporate Power and Authority. The Borrower has the power and authority to execute, deliver and perform the terms and provisions of this Amendment, and has taken all necessary action to duly authorize the execution, delivery and performance by the Borrower of this Amendment. Each of this Amendment and the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles.
     (b) No Violation. The execution, delivery and performance by the Borrower of this Amendment, and compliance by the Borrower with the terms and provisions of the Credit Agreement, as amended by this Amendment: (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will not violate any provision of the charter documents of the Borrower.
     (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Borrower or (ii) the legality, validity, binding effect or enforceability of Credit Agreement, as amended by this Amendment, against the Borrower.
     (d) No Default. No Default or Event of Default now exists or will exist immediately after giving effect to this Amendment.
     Section 4. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Agent and the Lenders in the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that such representations and warranties relate expressly to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

     Section 5. No Further Amendments; Ratification of Liability. Except as expressly amended hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. The Borrower hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Credit Agreement and the other Loan Documents, all as amended by this Amendment. The Lenders’ agreement to the terms of this Amendment or any other amendment of the Credit Agreement or any other Loan Document shall not be deemed to establish or create a custom or course of dealing among the Borrower or the Lenders, or any of them. This Amendment shall be deemed to be a “Loan Document” for all purposes under the Credit Agreement.
     Section 6. No Waiver; References to the Credit Agreement. Except as expressly provided herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties. The Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
     Section 7. No Novation. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations.
     Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Amendment is solely for the benefit of the Borrower, the Lenders and the Agent, and no term or provision hereof shall be deemed to confer any benefit or rights on any other Person.
     Section 9. Expenses. The Borrower agrees to reimburse the Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.
     Section 10. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     Section 11. Headings. Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.

     Section 12. GOVERNING LAW. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY,
     AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     Section 13. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     Section 14. Counterparts; Integration. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
[Signatures On Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the date first above written.

BORROWER:

NATIONAL CONSUMER COOPERATIVE
BANK,D/B/A/ NCB

By:	/s/ Richard L. Reed Name: Richard L. Reed
Title: Chief Financial Officer

AGENT AND LENDERS:

SUNTRUST BANK, as Administrative Agent, as
a Bank, as Issuing Bank, and as Swing Line Lender

By:	/s/ David Penter

Name: David Penter
Title: MD

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ J. Scott Holmes

Name: J. Scott Holmes
Title: Senior Vice President

WACHOVIA BANK, N.A.

By:	/s/ Rebecca L. Ray

Name: Rebecca L. Ray
Title: Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Dennis A. Cattell

Name: Dennis A. Cattell
Title: Vice President

JP MORGAN CHASE BANK NY

By:	/s/ Milena Kostadinova
Name: Milena Kostadinova
Title: Officer

BANK OF AMERICA, N.A.

By:	/s/ Mary P. Riggins

Name: Mary Pat Riggins
Title: Senior Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Jay Chall

Name: Jay Chall
Title: Director

By:	/s/ Alain Schmid

Name: Alain Schmid
Title: Assistant Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Christopher A. Padgett

Name: Christopher A. Padgett
Title: Vice President

LASALLE BANK N.A.

By:	/s/ Richard T. Zell

Name: Richard T. Zell
Title: FVP

MIZUHO CORPORATE BANK (USA)

By:	/s/ Robert Gallagher
Name: Robert Gallagher
Title: Senior Vice President

U.S. BANK N.A.

By:	/s/ Dean M. Sternad

Name: Dean M. Sternad
Title: Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Todd Meller

Name: Todd Meller
Title: Managing Director